CINDY SHY, P.C.

                                                                     A professional law corporation                                                                   2157 S.
Lincoln Street, Suite 202   •   Salt Lake City, Utah 84106   •   Telephone (801) 323-2392 Fax (801) 364-5645

  June 27, 2005

Board of Directors

Rival Technologies, Inc.

#200, 100 Park Royal

West Vancouver, British Columbia

Canada V7T 1A2

Re:

Registration Statement on Form S-8

Members of the Board:

This firm has acted as counsel to Rival Technologies, Inc., a British Columbia corporation (the
“Company”), in connection with the preparation and filing of a registration statement on Form

S-8 under the Securities Act of 1933 (the “Registration Statement”).  The Registration Statement
relates to the registration of 5,000,000 shares of common stock, no par value (the “Shares”), to be offered pursuant to The 2005 Equity Incentive Plan of Rival Technologies, Inc. (the “Plan”).

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of:

(i)

the Articles of Incorporation and bylaws of the Company, as amended;

(ii)

certain resolutions of the Board of Directors of the Company relating to the registration of the Shares;

(iii)

a copy of The 2005 Equity Incentive Plan of Rival Technologies, Inc.

(iv)

such other documents as I have deemed necessary or appropriate as the basis for the opinions set forth below.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to this firm as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.  The members of this firm are admitted to the practice of law in the state of Utah, and we express no opinion as to the laws of any other jurisdiction

Based on and subject to the foregoing, I am of the opinion that the 5,000,000 shares of common stock to be offered under the Plan have been duly authorized.  The Shares will be, when and if issued in accordance with the Plan, validly issued, fully paid and non-assessable shares of the
Company.

This opinion is expressly limited in scope to the Shares described herein, which are to be expressly covered by the above referenced Registration Statement, and this opinion does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future.  Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the securities to be issued.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as
Exhibit 5.1 to the Registration Statement.  In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

/s/ Cindy Shy, P.C.

Cindy Shy, P.C.